Filed pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2007-3
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2007-3

$388,145,000 (+/- 10%)
(Approximate)

Free Writing Prospectus
June 27, 2007

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

NAAC 2007-3	Free Writing Prospectus	June 27, 2007

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (File No. 333-132108) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information (defined herein) in this free writing prospectus is preliminary and is subject to completion or change.

The Information (defined herein) in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached.  Do not use or rely on this information if you have not received and reviewed the Statement.  You may obtain a copy of the Statement from your sales representative

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained in this Free Writing Prospectus are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Expected Rating (S&P/Moody's)(4)	Certificate Margin (%)(5)
A-1(7)	[190,021,000]	Floating(6)	30% CPR	1.00	1-28	AAA/Aaa	[ ]
A-2(7)	[48,770,000]	Floating(6)	30% CPR	3.00	28-49	AAA/Aaa	[ ]
A-3(7)	[63,042,000]	Floating(6)	30% CPR	5.65	49-78	AAA/Aaa	[ ]
A-4(7)	[51,188,000]	Floating(6)	30% CPR	2.29	1-78	AAA/Aaa	[ ]
M-1	[18,943,000]	Floating(6)	30% CPR	4.45	39-78	AA/Aa2	[ ]
M-2	[6,117,000]	Floating(6)	30% CPR	4.40	38-78	A+/A1	[ ]
M-3	[3,947,000]	Floating(6)	30% CPR	4.40	38-78	A-/A3	[ ]
M-4	[2,565,000]	Floating(6)	30% CPR	4.38	37-78	BBB+/Baa1	[ ]
M-5	[3,552,000]	Floating(6)	30% CPR	4.37	37-78	BBB-/Baa3	[ ]

(1)	Calculations contained herein assume a closing date of July 10, 2007.

(2)	Approximate. Subject to a permitted variance of plus or minus 10%.

(3)	Run to the 10% optional termination at the Pricing Speed.

(4)	Final class sizes and ratings may vary and will be contingent on the final pool, excess spread and other structural attributes.

(5)
Represents the Certificate Margin applicable to the related class on or prior to the first possible optional termination date.  After the first optional termination date, the Certificate Margin applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will equal 2.0 times the original Certificate Margin and the Certificate Margin applicable to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will equal 1.5 times the original Certificate Margin.

(6)
The pass-through rate for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin, (ii) the Class A Net Funds Cap or the Net Funds Cap, as applicable, (iii) the Hard Cap Rate and (iv) the Maximum Interest Rate (actual/360, zero-day delay).

(7)
The Class A Certificates benefit from a certificate guaranty insurance policy issued by the Certificate Insurer. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee certain payments on the Class A Certificates.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3
Cut-off Date:	June 1, 2007
Closing Date:	On or about July 10, 2007
Depositor:	Nomura Asset Acceptance Corporation
Underwriters:
Bear, Stearns & Co. Inc. as lead manager (the “Lead Manager”), along with Banc of America Securities LLC  (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Sponsor:	Nomura Credit & Capital, Inc.
Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.
Originators:
The principal originators of the Mortgage Loans are American Home Mortgage Corp. with respect to approximately 14.00% of the Mortgage Loans and Brooks America Mortgage Corporation with respect to approximately 11.94% of the Mortgage Loans, in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remaining Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicer:	Initially, GMAC Mortgage, LLC. The Sponsor will retain the right to appoint a successor servicer to GMAC Mortgage, LLC.
Trustee and Supplemental Interest Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Certificate Insurer:	[Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.]
Certificate Insurance Policy:
The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Class A Certificates.  The Certificate Insurer will guarantee the ultimate payment of principal and current interest shortfalls on the Class A Certificates only, except shortfalls and losses resulting from prepayment interest shortfalls, Relief Act shortfalls and Basis Risk Shortfalls. The Certificate Insurer’s claims paying ability is rated “AAA” and “Aaa” by S&P and Moody’s, respectively.

Credit Risk Manager:
Clayton Fixed Income Services Inc., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans.  The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	A swap provider having a long-term credit rating acceptable to the rating agencies rating the Offered Certificates.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Distribution Date:	The 25th day of each calendar month beginning in July 2007, or if such day is not a business day, then the following business day.
Record Date:
For each class of Offered Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the Record Date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in July 2037 will be the last scheduled Distribution Date for the Offered Certificates.  It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Class A Certificates” or the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates”, together, with the Senior Certificates, the “Offered Certificates”).
Additional Classes:
The Class P, Class X and one or more classes of residual certificates will not be publicly offered.  Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Cut-off Date) through the 13th day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date.  Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the Offered Certificates on any Distribution Date in the month in which the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of such Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise its optional termination right to the extent that the depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise its optional termination right.

Legal Investment:	It is anticipated that the Senior Certificates and the Class M-1 Certificates will be SMMEA eligible.
ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to Title I of ERISA or Section 4975 of the Code.  However, for so long as the Interest Rate Swap Agreement is in effect, prospective plan purchasers must be eligible for the relief available under one or more investor-based exemptions.  Prospective purchasers should consult their own counsel.

Taxation – REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure.  The Offered Certificates (exclusive of any right of the Offered Certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust) will represent beneficial ownership of “regular interests” in the related REMIC.

The residual certificates will represent the beneficial ownership of a “residual interest” in one or more REMICs.
Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.
Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus.  The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	With respect to the Offered Certificates, subordination, excess spread, overcollateralization and, with respect to the Class A Certificates only, the Certificate Insurance Policy.
Interest Rate Swap Agreement:
The Offered Certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the Offered Certificates, restore or maintain overcollateralization at the required level, cover any Current Interest and Carryforward Interest shortfalls and pay Basis Risk Shortfalls. The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in July 2007 through the Distribution Date in June 2012 (i) the Securities Administrator (on behalf of a supplemental interest trust (the “Supplemental Interest Trust”) and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in July 2007 and ending immediately following the Distribution Date in June 2009, 5.75% per annum, (ii) from the Distribution Date beginning in July 2009 and ending immediately following the Distribution Date in June 2010, 5.50% per annum, and (iii) from the Distribution Date beginning in July 2010 and ending immediately following the Distribution Date in June 2012, 5.25% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.  The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially similar to the Scheduled Swap Notional Amount for each Distribution Date set forth in this Free Writing Prospectus in Annex A.

CREDIT ENHANCEMENT

Overcollateralization

The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and certain fees and expenses of the trust and the Supplemental Interest Trust.  This excess interest will be applied to pay principal on the Offered Certificates entitled to principal in order to create, maintain and restore the required level of overcollateralization.  This overcollateralization will be available to absorb losses on the Mortgage Loans.  The required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the aggregate loan balance of the Mortgage Loans for such Distribution Date over (b) the aggregate certificate principal balance of the Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 1.65% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 1.65% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.  With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 3.30% of the aggregate loan balance of the Mortgage Loans as of the last day of the related Due Period, and (b) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.  With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Offered Certificates, the earlier of (i) the date on which the aggregate certificate principal balances of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 21.10%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement*	Approximate Expected Target Credit Enhancement**
A***	89.45%	10.55%	21.10%
M-1	4.80%	5.75%	11.50%
M-2	1.55%	4.20%	8.40%
M-3	1.00%	3.20%	6.40%
M-4	0.65%	2.55%	5.10%
M-5	0.90%	1.65%	3.30%

* Prior to the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.
** After the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of such date of determination.
*** Refers to the Senior Certificates collectively.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 33.25% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original aggregate loan balance of the Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
July 2009 – June 2010	0.25%*
July 2010 – June 2011	0.65%*
July 2011 – June 2012	1.15%*
July 2012 – June 2013	1.65%*
July 2013 – June 2014	1.95%*
July 2014 and thereafter	2.00%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Rolling Three Month Delinquency Rate

With respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of the Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Offered Certificates

The Senior Certificates will have a payment priority over the Mezzanine Certificates.  Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority.  Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount.  If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.  The initial subordination amount for the Senior Certificates will be approximately 10.55% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.  In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Mortgage Loans will be allocated concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, any Realized Losses allocated to the Class A Certificates will be covered by the Certificate Insurance Policy.

Realized Losses on the Mortgage Loans will be allocated in the following order, first, to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero; second, to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero; third, to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and sixth, concurrently to the Class A-1, Class A-2, Class A-3  and Class A-4, Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, any Realized Losses allocated to the Class A Certificates will be covered by the Certificate Insurance Policy.

Realized Loss

Is (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the net liquidation proceeds with respect thereto; (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the certificate principal balance of any class of certificates on any Distribution Date.

Subsequent Recoveries

Shall mean the amounts recovered by the Servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in July 2007 and terminating immediately following the Distribution Date in June 2012.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12  (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in July 2007 and ending immediately following the Distribution Date in June 2009, 5.75% per annum, (ii) from the Distribution Date beginning in July 2009 and ending immediately following the Distribution Date in June 2010, 5.50% per annum, and (iii) from the Distribution Date beginning in July 2010 and ending immediately following the Distribution Date in June 2012, 5.25% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the applicable Interest Accrual Period and the denominator of which is 360.  The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially the same as the Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement set forth in this Free Writing Prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any related shortfall amounts, to the extent described herein.  If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Offered Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the Supplemental Interest Trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the Supplemental Interest Trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust or Supplemental Interest Trust will be deducted from available funds before distributions to certificateholders.

Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
concurrently, to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Certificate Insurer, the portion of the unpaid reimbursement amount that represents the interest portion of any outstanding insured payment, after giving effect to distributions of such amount as described under “Distributions of Monthly Excess Cashflow” on such distribution date;

(3)
sequentially, to the Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(4)
to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 2) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4, on a pro rata basis based on the entitlement of each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(6)
to the Certificate Insurer, the portion of any unpaid reimbursement amount that represents the principal portion of any outstanding insured payment, after giving effect to distributions of such amount as described under “Distributions of Monthly Excess Cashflow” on such distribution date;

(7)
sequentially, to the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(8)
to the Senior Certificates, on a pro rata basis based on the entitlement of each such class, and then to the Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under  “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(9)	to the Class X Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (7) above) be made other than to the extent of realized losses and Basis Risk Shortfalls.

DISTRIBUTIONS OF INTEREST ON THE OFFERED CERTIFICATES

Basis Risk Shortfall—With respect to the Offered Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Class A Net Funds Cap or the Net Funds Cap, as applicable) over the related Current Interest (as it may have been limited by the Class A Net Funds Cap or the Net Funds Cap, as applicable) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Net Interest Shortfalls—Interest Shortfalls net of payments by the Servicer or Master Servicer in respect of compensating interest.

Interest Shortfall—With respect to any Distribution Date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the due date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act of 2003, as amended.

Carryforward Interest—With respect to each class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Class A Net Funds Cap—With respect to any Distribution Date and the Class A Certificates,  the excess of (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, over (b) the Insurer Premium Rate payable to the Certificate Insurer on such Distribution Date; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Current Interest—With respect to the Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by Monthly Excess Interest.

Expense Fee Rate—With respect to each Mortgage Loan, equals the sum of (a) the per annum fee rate payable to the Servicer and the Credit Risk Manager and (b) the per annum rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated.  The weighted average Expense Fee Rate of the Mortgage Loans is approximately 27.03 basis points, or 0.2703%.

Hard Cap Rate—With respect to the Offered Certificates, 11.00%.

Insurer Premium Rate—0.08% per annum.

Interest Remittance Amount—For any Distribution Date and the Offered Certificates generally the sum, without duplication, of (i) scheduled interest payments (other than payaheads) and advances on the Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs and curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the applicable expense fees with respect to the Mortgage Loans  and (y) unreimbursed advances and other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to the Mortgage Loans as provided in the pooling and servicing agreement, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the Mortgage Loans, up to the amount of the interest portion of the par value for the Mortgage Loans and (iv) net liquidation proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest.

Maximum Interest Rate—With respect to any Distribution Date and the Class A Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Mortgage Loans as stated in the related mortgage notes, minus (a) the weighted average Expense Fee Rate of the Mortgage Loans and (b) the Insurer Premium Rate payable to the Certificate Insurer for such Distribution Date, and with respect to the Mezzanine Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Mortgage Loans.  The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Monthly Excess Cashflow—With respect to any Distribution Date, the Monthly Excess Interest (as defined below), plus amounts applied pursuant to clauses I(H) and II(H) under “Distributions of Principal” in this Free Writing Prospectus.

Net Funds Cap—With respect to any Distribution Date and the Mezzanine Certificates,  (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Mortgage Loan, the interest rate set forth in the related mortgage note minus the Expense Fee Rate.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Distributions of Interest

The pass-through rates for the Offered Certificates are described on page 4 of this Free Writing Prospectus.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall.  Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable, and from Net Swap Payments made by the Swap Provider in accordance with the priority set forth above under “Interest Rate Swap Agreement”.  The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the distribution account, will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

B)  to the Certificate Insurer, the policy premium related to the Class A Certificates payable to the Certificate Insurer on such Distribution Date;

C)  concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

D)  to the Certificate Insurer, with respect to the Class A Certificates, any amounts reimbursable to the Certificate Insurer for  the interest portion of any related insured payments made pursuant to the insurance agreement and any related unpaid policy premium;

E)  to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)  to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)  to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

H)  to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

I)  to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date; and

J)    for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (A) through (I) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE OFFERED CERTIFICATES

Class A-4 Allocation Percentage– With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of the Class A-4 Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case immediately prior to that Distribution Date.

Deferred Amount—With respect to the Offered Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the certificate principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the certificate principal balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.50% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates and the Class M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.60% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.90% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.70% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in the permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding initiated under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate certificate principal balance of the Offered  Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate certificate principal balance of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Offered Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including insurance proceeds, condemnation proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period).

Senior Principal Payment Amount—For any Distribution Date on or after the Stepdown Date and the Senior Certificates shall be, as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 78.90% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Senior Sequential Allocation Percentage– With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class A-1, Class A-2 and Class A-3 Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case for that Distribution Date.

Distribution of Principal

With respect to the Offered Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I.     On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, in the following order of priority:

i.	the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-1 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero; and

3.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero;

ii.	the Class A-4 Allocation Percentage of the remaining Principal Payment Amount, to the Class A-4 Certificates, until its certificate principal balance has been reduced to zero; and

C)  to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero; and

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (G) above.

II.           On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

i.	the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-1 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero; and

3.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero;

ii.	to the Class A-4 Certificates, the Class A-4 Allocation Percentage of the Senior Principal Payment Amount, until the certificate principal balance of such class has been reduced to zero; and

C)  to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero; and

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (G) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-M Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)  to the Certificate Insurer, with respect to the Class A Certificates, any amounts reimbursable to the Certificate Insurer for any related insured payments made pursuant to the insurance agreement and any related unpaid policy premium;

2)   (A)           until the aggregate certificate principal balance of the Offered Certificates equals theaggregate loan balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

(i)	concurrently, to the Senior Certificates, in the following order of priority:

1.	the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

a.	to the Class A-1 Certificates, until its certificate principal balance has been reduced to zero;

b.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero; and

c.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-4 Certificates, the Class A-4 Allocation Percentage of the Monthly Excess Cashflow, until the certificate principal balance of such class has been reduced to zero; and

(ii)	to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

(iii)	to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

(iv)	to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

(v)	to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero; and

(vi)	to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

(B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event isnot in effect, to fund any principal distributions required to be made on such Distribution Date setforth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

3)  concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, any Deferred Amount for each such class, on a pro rata basis, based on the amount due with respect to each such class;

4)  to the Class M-1 Certificates, any Deferred Amount for  such class;

5)  to the Class M-2 Certificates, any Deferred Amount for  such class;

6)  to the Class M-3 Certificates, any Deferred Amount for  such class;

7)  to the Class M-4 Certificates, any Deferred Amount for  such class;

8)  to the Class M-5 Certificates, any Deferred Amount for  such class;

9)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

10)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

11)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

14)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

15)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

16)  to the Certificate Insurer, any remaining amounts owed to the Certificate Insurer under the insurance agreement;

17)  to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

18)  to the residual certificates, any remaining amount.  It is not anticipated that any amounts will be distributed to the residual certificates under this clause (18).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (14) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Swap Rate ( %)
07/2007	388,145,239.81	5.75
08/2007	373,236,635.45	5.75
09/2007	358,900,668.50	5.75
10/2007	345,115,344.03	5.75
11/2007	331,859,511.95	5.75
12/2007	319,112,834.52	5.75
01/2008	306,855,755.19	5.75
02/2008	295,069,468.56	5.75
03/2008	283,735,891.55	5.75
04/2008	272,837,635.65	5.75
05/2008	262,357,980.24	5.75
06/2008	252,280,846.92	5.75
07/2008	242,590,774.88	5.75
08/2008	230,713,405.85	5.75
09/2008	221,851,736.20	5.75
10/2008	213,330,442.05	5.75
11/2008	205,136,449.62	5.75
12/2008	197,257,187.29	5.75
01/2009	189,680,566.32	5.75
02/2009	182,394,962.30	5.75
03/2009	172,872,010.16	5.75
04/2009	166,232,020.43	5.75
05/2009	159,847,071.78	5.75
06/2009	153,707,368.12	5.75
07/2009	147,803,489.61	5.50
08/2009	142,126,378.25	5.50
09/2009	136,667,323.95	5.50
10/2009	131,417,951.15	5.50
11/2009	126,370,206.04	5.50
12/2009	121,516,344.10	5.50
01/2010	116,848,918.32	5.50
02/2010	110,452,834.14	5.50
03/2010	106,210,356.24	5.50
04/2010	102,130,831.31	5.50
05/2010	98,208,000.37	5.50
06/2010	94,435,844.81	5.50
07/2010	90,808,577.23	5.25
08/2010	87,320,632.48	5.25
09/2010	83,966,659.20	5.25
10/2010	80,741,511.57	5.25
11/2010	77,640,241.40	5.25
12/2010	74,658,090.59	5.25
01/2011	71,790,483.78	5.25
02/2011	69,033,021.34	5.25
03/2011	66,381,472.65	5.25
04/2011	63,831,769.57	5.25
05/2011	61,380,000.23	5.25
06/2011	59,022,403.01	5.25
07/2011	56,755,360.77	5.25
08/2011	54,575,395.30	5.25
09/2011	52,479,162.00	5.25
10/2011	50,463,444.73	5.25
11/2011	48,525,150.88	5.25
12/2011	46,661,306.62	5.25
01/2012	44,869,052.36	5.25
02/2012	43,145,638.34	5.25
03/2012	2,764,869.89	5.25
04/2012	2,658,671.62	5.25
05/2012	2,556,552.42	5.25
06/2012	2,458,355.60	5.25

ANNEX B

Net Funds Cap for Class A Certificates

Net Funds Cap			Effective Bond Coupon
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
1	15	13.896	11.000
2	31	6.689	11.000
3	31	6.696	11.000
4	30	6.919	11.000
5	31	6.696	11.000
6	30	6.920	11.000
7	31	6.697	11.000
8	31	6.697	11.000
9	29	7.166	11.000
10	31	6.704	11.000
11	30	6.928	11.000
12	31	6.704	11.000
13	30	6.928	11.000
14	31	6.705	11.000
15	31	6.705	11.000
16	30	6.929	11.000
17	31	6.718	11.000
18	30	6.943	11.000
19	31	6.750	11.000
20	31	6.772	11.000
21	28	7.500	11.000
22	31	6.775	11.000
23	30	7.006	11.000
24	31	6.780	11.000
25	30	7.017	11.000
26	31	6.799	11.000
27	31	6.800	11.000
28	30	7.027	11.000
29	31	6.810	11.000
30	30	7.047	11.000
31	31	6.839	11.000
32	31	6.847	11.000
33	28	7.629	11.000
34	31	6.891	11.000
35	30	7.128	11.000
36	31	6.899	11.000
37	30	7.138	11.000
38	31	6.909	11.000
39	31	6.923	11.000
40	30	7.152	11.000
41	31	6.921	11.000
42	30	7.151	11.000
43	31	6.923	11.000
44	31	6.923	11.000
45	28	7.671	11.000
46	31	6.929	11.000
47	30	7.160	11.000
48	31	6.929	11.000
49	30	7.163	11.000
50	31	6.932	11.000
51	31	6.933	11.000
52	30	7.164	11.000
53	31	6.933	11.000
54	30	7.174	11.000
55	31	6.964	11.000
56	31	6.966	11.000
57	29	12.148	11.000
58	31	11.365	11.000
59	30	11.743	11.000
60	31	11.365	11.000
61	30	11.743	11.000
62	31	11.365	11.000
63	31	11.370	11.000
64	30	11.749	11.000
65	31	11.370	11.000
66	30	11.749	11.000
67	31	11.370	11.000
68	31	11.370	11.000
69	28	12.590	11.000
70	31	11.372	11.000
71	30	11.751	11.000
72	31	11.372	11.000
73	30	11.751	11.000
74	31	11.372	11.000
75	31	11.372	11.000
76	30	11.751	11.000
77	31	11.372	11.000
78	30	11.751	11.000

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 11.365%.	* Assumptions:
The effective coupon (at the speed indicated) after period 60 is 11.000%.	1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Closing date of July 10, 2007 was assumed.

ANNEX B

Net Funds Cap for Class M Certificates

Net Funds Cap			Effective Bond Coupon
Period	Day Count	Net Funds Cap Actual/360 (%)*	30% CPR** Effective Coupon (%)
1	15	13.967	11.000
2	31	6.758	11.000
3	31	6.765	11.000
4	30	6.990	11.000
5	31	6.764	11.000
6	30	6.990	11.000
7	31	6.764	11.000
8	31	6.764	11.000
9	29	7.238	11.000
10	31	6.771	11.000
11	30	6.996	11.000
12	31	6.771	11.000
13	30	6.996	11.000
14	31	6.770	11.000
15	31	6.770	11.000
16	30	6.996	11.000
17	31	6.783	11.000
18	30	7.009	11.000
19	31	6.813	11.000
20	31	6.835	11.000
21	28	7.569	11.000
22	31	6.837	11.000
23	30	7.070	11.000
24	31	6.842	11.000
25	30	7.080	11.000
26	31	6.859	11.000
27	31	6.860	11.000
28	30	7.088	11.000
29	31	6.869	11.000
30	30	7.107	11.000
31	31	6.896	11.000
32	31	6.904	11.000
33	28	7.691	11.000
34	31	6.947	11.000
35	30	7.185	11.000
36	31	6.953	11.000
37	30	7.193	11.000
38	31	6.964	11.000
39	31	6.980	11.000
40	30	7.212	11.000
41	31	6.981	11.000
42	30	7.214	11.000
43	31	6.984	11.000
44	31	6.984	11.000
45	28	7.739	11.000
46	31	6.990	11.000
47	30	7.223	11.000
48	31	6.990	11.000
49	30	7.226	11.000
50	31	6.993	11.000
51	31	6.994	11.000
52	30	7.227	11.000
53	31	6.994	11.000
54	30	7.237	11.000
55	31	7.025	11.000
56	31	7.028	11.000
57	29	12.214	11.000
58	31	11.426	11.000
59	30	11.806	11.000
60	31	11.426	11.000
61	30	11.806	11.000
62	31	11.426	11.000
63	31	11.431	11.000
64	30	11.812	11.000
65	31	11.431	11.000
66	30	11.812	11.000
67	31	11.431	11.000
68	31	11.431	11.000
69	28	12.658	11.000
70	31	11.433	11.000
71	30	11.814	11.000
72	31	11.433	11.000
73	30	11.814	11.000
74	31	11.433	11.000
75	31	11.433	11.000
76	30	11.815	11.000
77	31	11.433	11.000
78	30	11.815	11.000

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 11.426%.	* Assumptions:
The effective coupon (at the speed indicated) after period 60 is 11.000%.	1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Closing date of July 10, 2007 was assumed.

 ANNEX C

Excess Interest Table

	Excess Interest
Assumptions: 1. Calculated at 30% CPR using the LIBOR rates shown below. 2. Prepayment penalties are not included in the excess interest calculation. 3. Excess interest is net of payments made and received in respect of the Interest Rate Swap Agreement and is calculated as percentage of the aggregate certificate principal balance of the Offered Certificates. 4. The initial Interest Accrual Period commences July 10, 2007.	Wtd. Avg. For Year 1	1.716
	Wtd. Avg. For Year 2	1.075
	Wtd. Avg. For Year 3	1.293
	Wtd. Avg. For Year 4	1.406
	Wtd. Avg. For Year 5	1.671

	Wtd. Avg. Thru Year 1	1.716
	Wtd. Avg. Thru Year 2	1.453
	Wtd. Avg. Thru Year 3	1.418
	Wtd. Avg. Thru Year 4	1.417
	Wtd. Avg. Thru Year 5	1.438

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
1	07/2007	5.320	5.398	5.476	8.116
2	08/2007	5.335	5.406	5.477	0.988
3	09/2007	5.352	5.409	5.475	0.990
4	10/2007	5.342	5.408	5.472	1.037
5	11/2007	5.336	5.409	5.471	0.995
6	12/2007	5.341	5.407	5.470	1.045
7	01/2008	5.356	5.406	5.470	0.999
8	02/2008	5.359	5.399	5.470	1.001
9	03/2008	5.351	5.392	5.470	1.111
10	04/2008	5.342	5.388	5.470	1.006
11	05/2008	5.334	5.385	5.473	1.064
12	06/2008	5.329	5.386	5.477	1.012
13	07/2008	5.321	5.387	5.483	1.073
14	08/2008	5.316	5.392	5.490	1.020
15	09/2008	5.322	5.399	5.498	1.021
16	10/2008	5.328	5.405	5.508	1.087
17	11/2008	5.333	5.413	5.517	1.029
18	12/2008	5.340	5.421	5.526	1.096
19	01/2009	5.349	5.430	5.537	1.040
20	02/2009	5.357	5.440	5.547	1.047
21	03/2009	5.364	5.449	5.557	1.285
22	04/2009	5.374	5.461	5.567	1.051
23	05/2009	5.382	5.470	5.577	1.126
24	06/2009	5.392	5.480	5.586	1.051
25	07/2009	5.403	5.491	5.596	1.313
26	08/2009	5.413	5.502	5.605	1.232
27	09/2009	5.424	5.513	5.614	1.230
28	10/2009	5.432	5.522	5.624	1.310
29	11/2009	5.441	5.530	5.633	1.231
30	12/2009	5.454	5.538	5.643	1.313
31	01/2010	5.468	5.547	5.652	1.237
32	02/2010	5.478	5.553	5.661	1.237
33	03/2010	5.481	5.561	5.671	1.577
34	04/2010	5.483	5.570	5.679	1.260
35	05/2010	5.488	5.579	5.687	1.349
36	06/2010	5.500	5.590	5.696	1.263
37	07/2010	5.511	5.600	5.706	1.528
38	08/2010	5.520	5.610	5.713	1.326
39	09/2010	5.530	5.621	5.722	1.345
40	10/2010	5.539	5.628	5.730	1.446
41	11/2010	5.549	5.636	5.737	1.348
42	12/2010	5.559	5.643	5.746	1.445
43	01/2011	5.568	5.651	5.752	1.339
44	02/2011	5.577	5.657	5.759	1.332
45	03/2011	5.582	5.664	5.766	1.701
46	04/2011	5.589	5.671	5.772	1.321
47	05/2011	5.594	5.677	5.779	1.421
48	06/2011	5.600	5.684	5.786	1.309
49	07/2011	5.605	5.690	5.792	1.412
50	08/2011	5.612	5.697	5.798	1.298
51	09/2011	5.619	5.705	5.805	1.294
52	10/2011	5.626	5.709	5.811	1.400
53	11/2011	5.634	5.716	5.818	1.283
54	12/2011	5.639	5.722	5.825	1.392
55	01/2012	5.645	5.728	5.831	1.276
56	02/2012	5.652	5.733	5.839	1.271
57	03/2012	5.656	5.740	5.844	2.847
58	04/2012	5.663	5.747	5.848	2.278
59	05/2012	5.669	5.753	5.854	2.544
60	06/2012	5.674	5.760	5.860	2.267
61	07/2012	5.680	5.766	5.865	2.518
62	08/2012	5.688	5.774	5.870	2.232
63	09/2012	5.695	5.779	5.874	2.260
64	10/2012	5.700	5.782	5.878	2.534
65	11/2012	5.707	5.787	5.883	2.248
66	12/2012	5.712	5.791	5.885	2.523
67	01/2013	5.718	5.795	5.888	2.238
68	02/2013	5.722	5.798	5.892	2.234
69	03/2013	5.723	5.800	5.895	3.152
70	04/2013	5.728	5.804	5.899	2.247
71	05/2013	5.731	5.807	5.905	2.524
72	06/2013	5.733	5.809	5.908	2.242
73	07/2013	5.734	5.811	5.913	2.521
74	08/2013	5.736	5.816	5.919	2.240
75	09/2013	5.739	5.819	5.925	2.254
76	10/2013	5.742	5.823	5.932	2.531
77	11/2013	5.746	5.830	5.939	2.255
78	12/2013	5.750	5.834	5.946	2.542

ANNEX D

Sensitivity Table for the Offered Certificates – To Optional Termination

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.320%. 5.402% and 5.507%, respectively; and
•	The Master Servicer exercises its Optional Termination right (as defined herein).
•	Closing date of July 10, 2007 was assumed.

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1	WAL	2.20	1.40	1.00	0.76	0.60	0.48
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	64	41	28	22	17	14
Class A-2	WAL	6.86	4.40	3.00	2.16	1.70	1.36
	Principal Window Begin	64	41	28	22	17	14
	Principal Window End	106	68	49	32	25	20
Class A-3	WAL	11.94	7.86	5.65	4.13	2.93	2.22
	Principal Window Begin	106	68	49	32	25	20
	Principal Window End	162	108	78	59	47	38
Class A-4	WAL	4.99	3.24	2.29	1.69	1.26	0.99
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class M-1	WAL	8.93	5.83	4.45	3.89	3.79	3.13
	Principal Window Begin	51	37	39	40	43	38
	Principal Window End	162	108	78	59	47	38
Class M-2	WAL	8.93	5.83	4.40	3.75	3.52	3.13
	Principal Window Begin	51	37	38	39	41	38
	Principal Window End	162	108	78	59	47	38
Class M-3	WAL	8.93	5.83	4.40	3.71	3.43	3.13
	Principal Window Begin	51	37	38	38	39	38
	Principal Window End	162	108	78	59	47	38
Class M-4	WAL	8.93	5.83	4.38	3.67	3.37	3.13
	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	162	108	78	59	47	38
Class M-5	WAL	8.93	5.83	4.37	3.67	3.33	3.13
	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	162	108	78	59	47	38

Sensitivity Table for the Offered Certificates – To Maturity

The assumptions for the sensitivity table shown below are as follows:

•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.320%. 5.402% and 5.507% respectively; and
•	The Master Servicer does not exercise its Optional Termination right (as defined herein).
•	Closing date of July 10, 2007 was assumed.

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1	WAL	2.20	1.40	1.00	0.76	0.60	0.48
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	64	41	28	22	17	14
Class A-2	WAL	6.86	4.40	3.00	2.16	1.70	1.36
	Principal Window Begin	64	41	28	22	17	14
	Principal Window End	106	68	49	32	25	20
Class A-3	WAL	13.81	9.28	6.71	4.96	3.56	2.25
	Principal Window Begin	106	68	49	32	25	20
	Principal Window End	322	247	185	143	114	91
Class A-4	WAL	5.38	3.53	2.52	1.86	1.39	0.99
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	247	185	143	114	91
Class M-1	WAL	9.70	6.40	4.87	4.22	4.12	4.94
	Principal Window Begin	51	37	39	40	43	47
	Principal Window End	263	185	137	105	83	86
Class M-2	WAL	9.58	6.31	4.75	4.02	3.73	3.78
	Principal Window Begin	51	37	38	39	41	43
	Principal Window End	232	160	117	89	70	57
Class M-3	WAL	9.47	6.22	4.68	3.94	3.60	3.54
	Principal Window Begin	51	37	38	38	39	41
	Principal Window End	215	147	107	81	64	52
Class M-4	WAL	9.34	6.12	4.59	3.84	3.49	3.40
	Principal Window Begin	51	37	37	38	39	40
	Principal Window End	199	135	98	74	59	47
Class M-5	WAL	9.10	5.95	4.45	3.73	3.38	3.26
	Principal Window Begin	51	37	37	37	38	39
	Principal Window End	186	125	90	69	54	44

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed of 30% CPR is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR forward curves (as shown in Appendix F) are used;
•	100% advancing of principal and interest;
•	There is a twelve-month lag in recoveries;
•	Priced to maturity with collateral losses calculated through collateral maturity;
•	All payments are presumed to be made to the certificateholders on the 25th day of the month, regardless of business day conventions;
•	Delinquency and cumulative loss triggers have failed; and
•	CDRs presented below are based on the first dollar of loss incurred on such class.
•	Closing date of July 10, 2007 was assumed.

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA/Aa2	A+/A1	A-/A3	BBB+/Baa1	BBB-/Baa3

Loss Severity	30%	30%	30%	30%	30%
Default	11.197 CDR	8.416 CDR	6.835 CDR	5.886 CDR	4.824 CDR
Collateral Loss	7.53%	5.97%	5.00%	4.39%	3.68%

Loss Severity	40%	40%	40%	40%	40%
Default	8.088 CDR	6.162 CDR	5.043 CDR	4.365 CDR	3.603 CDR
Collateral Loss	7.69%	6.09%	5.10%	4.48%	3.76%

Loss Severity	50%	50%	50%	50%	50%
Default	6.335 CDR	4.862 CDR	3.998 CDR	3.472 CDR	2.875 CDR
Collateral Loss	7.80%	6.17%	5.17%	4.54%	3.81%

ANNEX E
MORTGAGE LOAN CHARACTERISTICS

The Mortgage Loans are expected to have the following characteristics as of June 1, 2007 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

Characteristics of the Mortgage Loans

Aggregate
Current Mortgage Rate*	7.254%
Current Net Mortgage Rate*	6.984%
Cut-off Date Mortgage Loan Principal Balance	$394,657,081.66
Cut-off Date Average Mortgage Loan Principal Balance	$316,231.64
Mortgage Loan Count	1,248
Original Term (months)*	360
Months Since Origination*	4
Stated Remaining Term (months)*	356
Mortgage Loans with Interest Only Terms	87.81%
Mortgage Loans with Prepay Penalty Terms	68.58%
Original Prepay Penalty Term (months)**	29
Remaining Prepay Penalty Term (months)**	26
Credit Score** ┼	697
Original Loan to Value Ratio*	77.27%
Original Combined Loan-to-Value Ratio*	89.91%
Silent Second Percentage	74.00%
Original Loan to Value Ratio Over 80% Without MI (as a percentage of the Mortgage Loans with Original Loan-to-Value Ratio Over 80%)	6.75%
Documentation Type - Full / Alternative	6.20%
Loan Purpose - Purchase / Rate-Term	72.80%
Occupancy Type - Primary / Second Home	80.02%
Property Type - Single Family Residence / PUD	76.97%
California Concentration	36.10%
Months to Next Rate Adjustment*	57
First Periodic Rate Cap*	5.046%
Subsequent Periodic Rate Cap*	1.140%
Lifetime Rate Cap*	5.160%
Gross Margin*	3.023%
Net Margin*	2.753%
Minimum Mortgage Rate*	3.053%
Maximum Mortgage Rate*	12.414%

* Weighted Average
** Non-zero Weighted Average
┼ Credit Scores are not available for three mortgage loans with an aggregate principal balance of $516,417.72 (approximately 0.13% of the Mortgage Loans).

Mortgage Programs

	Pct. Of			Months to
	Pool By			Next Rate		First	Subsequent
	Principal	Principal	Gross	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balance	Balance ($)	Coupon (%)	Date	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
6 mos Libor - IO	0.11%	$420,000.00	7.750%	2	2.375%	6.000%	6.000%	12.000%
2/6 Libor	1.07	4,233,413.99	7.719	18	3.208	3.199	1.066	5.935
2/6 Libor - 30/40 Balloon	0.09	357,550.64	6.250	19	2.750	3.000	1.000	6.000
2/6 Libor - IO	1.07	4,230,158.89	7.678	18	3.065	2.812	1.000	5.540
3/6 Libor	0.16	625,290.43	8.046	29	2.533	6.000	2.060	6.000
3/6 Libor - 30/40 Balloon	0.40	1,583,499.86	6.834	29	3.048	3.397	1.132	6.000
3/6 Libor - IO	1.27	5,015,065.85	7.017	31	3.101	3.627	1.276	5.617
5/1 Libor	0.11	443,686.24	7.188	53	2.250	5.000	2.000	5.000
5/1 Libor - IO	0.43	1,699,470.00	7.658	54	2.250	5.000	1.719	5.000
5/6 Libor	7.61	30,036,538.17	7.602	56	3.549	5.090	1.092	5.097
5/6 Libor - 30/40 Balloon	1.62	6,385,361.61	7.792	56	2.885	5.172	1.172	5.172
5/6 Libor - 30/50 Balloon	0.21	818,728.01	7.317	56	2.834	3.535	1.000	5.732
5/6 Libor - IO	79.37	313,222,871.17	7.233	56	3.020	5.125	1.130	5.129
5/6 Libor - 30/40 Balloon - IO	0.10	381,981.74	8.875	53	2.750	5.000	1.000	5.000
7/1 Libor - IO	0.25	999,515.53	6.625	78	2.250	5.000	2.000	5.000
7/6 Libor	0.45	1,761,075.31	6.630	81	2.500	4.492	1.000	5.000
7/6 Libor - IO	2.42	9,562,333.87	6.989	81	2.588	5.186	1.186	5.186
10/1 Libor	0.12	461,893.30	8.375	113	2.750	6.000	2.000	6.000
10/6 Libor	0.17	658,920.76	7.030	118	2.500	5.000	1.000	5.000
10/6 Libor - 30/50 Balloon	0.19	749,781.30	7.625	118	2.750	5.000	1.000	5.000
10/6 Libor - IO	2.79	11,009,944.99	6.583	117	2.467	5.107	1.107	5.107
Total/Weighted Average	100.00%	$394,657,081.66	7.254%	57	3.023%	5.046%	1.140%	5.160%

Product and Prepayment Penalty of the Mortgage Loans*
	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 60 Months	With	No
Product	Penalty	Penalty	Penalty	Penalty	Penalty	Penalty
6 mo Arm	0.11%/0	0%/0	0%/0	0%/0	0.11%/0	0.00%
2 year Arm	0.67%/7	0.98%/18	0.04%/29	0%/0	1.7%/15	0.54%
3 year Arm	0.53%/4	0.26%20	0.67%/29	0%/0	1.46%/19	0.37%
5 year Arm	11.96%/6	7.81%/20	39.3%/32	0.73%/56	59.79%/26	29.65%
7 year Arm	0.64%/5	0.17%/22	1.6%/33	0.05%/57	2.45%/28	0.67%
10 year Arm	0.61%/5	0.51%/22	1.82%/34	0.13%/58	3.07%/28	0.19%
Total/Weighted Average	14.52%	9.73%	43.42%	0.91%	68.58%	31.42%

* Table includes percentage of loans in the deal and the non-zero weighted average remaining prepayment penalty term in months.

Current Rates of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Current Rates of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
4.501 - 4.750	0.11%	1	$453,436.94	4.750%	796	$453,436.94	79.99%
4.751 - 5.000	0.22	2	864,000.00	5.000	779	432,000.00	58.49
5.251 - 5.500	0.12	1	460,000.00	5.500	754	460,000.00	80.00
5.501 - 5.750	0.47	4	1,840,300.00	5.683	754	460,075.00	61.18
5.751 - 6.000	1.83	24	7,236,642.97	5.975	708	301,526.79	74.65
6.001 - 6.250	3.69	47	14,577,291.01	6.214	706	310,155.13	75.73
6.251 - 6.500	9.22	112	36,405,035.49	6.451	706	325,044.96	75.15
6.501 - 6.750	11.66	141	46,006,130.43	6.699	702	326,284.61	77.35
6.751 - 7.000	18.77	229	74,069,266.22	6.917	695	323,446.58	77.31
7.001 - 7.250	11.40	134	44,999,170.62	7.203	700	335,814.71	77.06
7.251 - 7.500	11.43	160	45,102,125.48	7.426	686	281,888.28	78.42
7.501 - 7.750	9.93	119	39,189,832.34	7.694	692	329,326.32	79.03
7.751 - 8.000	7.16	100	28,258,618.79	7.912	694	282,586.19	74.77
8.001 - 8.250	4.77	62	18,805,851.22	8.223	693	303,320.18	78.67
8.251 - 8.500	4.92	61	19,398,774.77	8.441	698	318,012.70	79.29
8.501 - 8.750	1.53	17	6,033,117.62	8.688	678	354,889.27	79.77
8.751 - 9.000	2.23	28	8,818,556.48	8.940	679	314,948.45	79.05
9.001 - 9.250	0.25	3	991,876.38	9.223	627	330,625.46	81.81
9.251 - 9.500	0.18	2	697,189.81	9.481	615	348,594.91	87.45
10.001 - 10.250	0.11	1	449,865.09	10.190	709	449,865.09	93.04
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 4.750%
Maximum: 10.190%
Weighted Average: 7.254%

Current Net Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Current Net Mortgage Rates of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
4.251 - 4.500	0.11%	1	$453,436.94	4.750%	796	$453,436.94	79.99%
4.501 - 4.750	0.22	2	864,000.00	5.000	779	432,000.00	58.49
5.001 - 5.250	0.12	1	460,000.00	5.500	754	460,000.00	80.00
5.251 - 5.500	0.47	4	1,840,300.00	5.683	754	460,075.00	61.18
5.501 - 5.750	1.83	24	7,236,642.97	5.975	708	301,526.79	74.65
5.751 - 6.000	3.69	47	14,577,291.01	6.214	706	310,155.13	75.73
6.001 - 6.250	9.33	113	36,832,917.49	6.465	705	325,955.02	75.38
6.251 - 6.500	11.66	141	46,006,130.43	6.699	702	326,284.61	77.35
6.501 - 6.750	18.83	230	74,296,966.22	6.919	695	323,030.29	77.35
6.751 - 7.000	11.40	134	44,999,170.62	7.203	700	335,814.71	77.06
7.001 - 7.250	11.53	162	45,501,225.48	7.432	687	280,871.76	78.52
7.251 - 7.500	9.69	116	38,254,850.34	7.695	692	329,783.19	78.74
7.501 - 7.750	7.16	100	28,258,618.79	7.912	694	282,586.19	74.77
7.751 - 8.000	4.81	63	18,967,851.22	8.225	694	301,077.00	78.77
8.001 - 8.250	4.87	60	19,236,774.77	8.440	697	320,612.91	79.20
8.251 - 8.500	1.53	17	6,033,117.62	8.688	678	354,889.27	79.77
8.501 - 8.750	2.23	28	8,818,556.48	8.940	679	314,948.45	79.05
8.751 - 9.000	0.33	3	1,322,041.47	9.570	653	440,680.49	84.44
9.001 - 9.250	0.18	2	697,189.81	9.481	615	348,594.91	87.45
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 4.484%
Maximum: 9.234%
Weighted Average: 6.984%

Principal Balances of the Mortgage Loans at Origination

	Pct. Of						Weighted
Principal Balances of the Mortgage	Pool By	Number		Weighted	Non-zero		Avg.
Loans at	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Origination ($)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
50,000.01 - 75,000.00	0.27%	16	$1,047,458.10	7.578%	710	$65,466.13	76.61%
75,000.01 - 100,000.00	0.66	28	2,598,651.30	7.779	708	92,808.98	72.55
100,000.01 - 125,000.00	1.81	63	7,159,550.31	7.452	707	113,643.66	76.38
125,000.01 - 150,000.00	2.72	77	10,727,432.18	7.393	702	139,317.30	77.59
150,000.01 - 175,000.00	3.48	85	13,720,415.33	7.378	704	161,416.65	76.85
175,000.01 - 200,000.00	4.60	96	18,170,390.02	7.291	710	189,274.90	76.51
200,000.01 - 225,000.00	5.54	103	21,876,845.21	7.232	700	212,396.56	78.19
225,000.01 - 250,000.00	5.31	88	20,956,214.88	7.289	694	238,138.81	78.46
250,000.01 - 275,000.00	4.97	75	19,623,560.81	7.009	701	261,647.48	77.61
275,000.01 - 350,000.00	16.74	212	66,082,085.69	7.162	693	311,707.95	78.55
350,000.01 - 450,000.00	18.60	186	73,417,191.85	7.130	691	394,716.09	78.10
450,000.01 - 550,000.00	13.57	108	53,563,853.65	7.296	686	495,961.61	78.75
550,000.01 - 650,000.00	7.15	47	28,209,733.86	7.221	708	600,207.10	77.76
650,000.01 - 750,000.00	3.92	22	15,459,167.00	7.419	718	702,689.41	77.11
750,000.01 - 850,000.00	3.46	17	13,660,469.33	7.450	688	803,557.02	78.17
850,000.01 - 950,000.00	0.48	2	1,876,000.00	7.680	698	938,000.00	80.00
950,000.01 - 1,100,000.00	3.54	14	13,971,852.00	7.346	695	997,989.43	67.91
1,100,000.01 - 1,250,000.00	0.90	3	3,564,999.99	7.326	678	1,188,333.33	67.46
1,250,000.01 - 1,500,000.00	1.36	4	5,371,210.15	7.787	698	1,342,802.54	76.21
1,500,000.01 - 1,750,000.00	0.41	1	1,600,000.00	7.125	674	1,600,000.00	59.26
1,750,000.01 - 2,000,000.00	0.51	1	2,000,000.00	7.875	760	2,000,000.00	42.55
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: $51,000.00
Maximum: $2,000,000.00
Average: $316,369.99

Cut-off Date Principal Balances of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Cut-off Date Principal Balances of	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
the Mortgage Loans ($)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
50,000.01 - 75,000.00	0.27%	16	$1,047,458.10	7.578%	710	$65,466.13	76.61%
75,000.01 - 100,000.00	0.66	28	2,598,651.30	7.779	708	92,808.98	72.55
100,000.01 - 125,000.00	1.81	63	7,159,550.31	7.452	707	113,643.66	76.38
125,000.01 - 150,000.00	2.79	79	11,026,494.84	7.413	703	139,575.88	77.66
150,000.01 - 175,000.00	3.40	83	13,421,352.67	7.361	703	161,703.04	76.78
175,000.01 - 200,000.00	4.60	96	18,170,390.02	7.291	710	189,274.90	76.51
200,000.01 - 225,000.00	5.54	103	21,876,845.21	7.232	700	212,396.56	78.19
225,000.01 - 250,000.00	5.31	88	20,956,214.88	7.289	694	238,138.81	78.46
250,000.01 - 275,000.00	4.97	75	19,623,560.81	7.009	701	261,647.48	77.61
275,000.01 - 350,000.00	16.74	212	66,082,085.69	7.162	693	311,707.95	78.55
350,000.01 - 450,000.00	18.72	187	73,867,056.94	7.148	691	395,011.00	78.19
450,000.01 - 550,000.00	13.46	107	53,113,988.56	7.272	685	496,392.42	78.63
550,000.01 - 650,000.00	7.15	47	28,209,733.86	7.221	708	600,207.10	77.76
650,000.01 - 750,000.00	3.92	22	15,459,167.00	7.419	718	702,689.41	77.11
750,000.01 - 850,000.00	3.46	17	13,660,469.33	7.450	688	803,557.02	78.17
850,000.01 - 950,000.00	0.48	2	1,876,000.00	7.680	698	938,000.00	80.00
950,000.01 - 1,100,000.00	3.54	14	13,971,852.00	7.346	695	997,989.43	67.91
1,100,000.01 - 1,250,000.00	0.90	3	3,564,999.99	7.326	678	1,188,333.33	67.46
1,250,000.01 - 1,500,000.00	1.36	4	5,371,210.15	7.787	698	1,342,802.54	76.21
1,500,000.01 - 1,750,000.00	0.41	1	1,600,000.00	7.125	674	1,600,000.00	59.26
1,750,000.01 - 2,000,000.00	0.51	1	2,000,000.00	7.875	760	2,000,000.00	42.55
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: $50,888.57
Maximum: $2,000,000.00
Average: $316,231.64

Original Terms of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Terms of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
360	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231,64	77.27%
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 360 months
Maximum: 360 months
Weighted Average: 360 months

Stated Remaining Terms of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Stated Remaining Terms of	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
the Mortgage Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
300 – 339	0.11%	1	$420,000.00	7.750%	729	$420,000.00	80.00%
Greater than or equal to 340	99.89	1,247	394,237,081.66	7.253	697	316,148.42	77.27
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 338 months
Maximum: 360 months
Weighted Average: 356 months

Months Since Origination of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Months Since Origination of	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
the Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0	0.08%	1	$306,600.00	7.500%	692	$306,600.00	80.00%
1	5.63	56	22,213,930.98	7.399	683	396,677.34	77.49
2	13.17	150	51,983,378.29	7.281	691	346,555.86	77.99
3	30.64	390	120,941,592.17	7.385	699	310,106.65	76.86
4 - 6	39.07	509	154,179,975.91	7.092	699	302,907.61	77.37
7 - 9	10.80	136	42,607,430.77	7.373	692	313,289.93	77.24
10 - 12	0.44	4	1,724,173.54	6.800	761	431,043.39	73.41
Greater than or equal to 13	0.18	2	700,000.00	7.600	685	350,000.00	76.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 0 months
Maximum: 22 months
Weighted Average: 4 months

Original Interest Only Term of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Interest Only Term of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Non-Interest Only	12.19%	166	$48,115,739.62	7.564%	685	$289,853.85	77.13%
60	11.82	153	46,659,070.39	7.351	691	304,961.24	78.00
84	0.17	2	673,000.00	6.459	775	336,500.00	78.75
120	75.82	927	299,209,271.65	7.191	699	322,771.60	77.18
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Non-zero Minimum: 60 months
Maximum: 120 months
Non-zero Weighted Average: 112 months

Prepay Penalty Original Term of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Prepay Penalty Original Term of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
None	31.42%	365	$124,003,425.01	7.416%	703	$339,735.41	76.34%
4	0.56	4	2,219,997.55	7.873	744	554,999.39	80.00
6	5.01	41	19,788,682.16	7.382	689	482,650.78	75.07
12	8.94	108	35,285,026.61	7.290	689	326,713.21	78.64
18	0.18	2	706,507.30	6.611	684	353,253.65	77.21
24	9.55	136	37,693,230.01	7.317	689	277,156.10	77.59
36	43.42	578	171,378,023.33	7.096	695	296,501.77	77.74
60	0.91	14	3,582,189.69	7.228	704	255,870.69	80.59
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Non-zero Minimum: 4 months
Maximum: 60 months
Non-zero Weighted Average (Original Prepay Penalty Term): 29 months
Non-zero Weighted Average (Remaining Prepay Penalty Term): 26 months

Credit Scores of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Credit Scores of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Not Available	0.13%	3	$516,417.72	7.769%	0	$172,139.24	77.88%
581 - 600	0.13	1	519,589.81	9.475	590	519,589.81	90.00
601 - 620	0.75	8	2,944,398.59	7.149	616	368,049.82	73.32
621 - 640	7.33	91	28,928,301.05	7.605	630	317,893.42	77.95
641 - 660	12.62	153	49,807,152.66	7.313	651	325,536.95	76.96
661 - 680	21.32	255	84,136,990.89	7.224	669	329,948.98	77.34
681 - 700	16.31	197	64,377,602.65	7.289	689	326,789.86	78.42
701 - 720	12.36	169	48,766,367.06	7.296	711	288,558.38	77.53
721 - 740	11.04	135	43,551,754.92	7.155	730	322,605.59	76.74
741 - 760	7.73	97	30,518,593.84	7.248	753	314,624.68	75.23
761 - 780	5.71	71	22,553,648.58	6.913	769	317,657.02	76.33
781 - 800	3.86	57	15,245,291.89	6.995	791	267,461.26	77.73
Greater than or equal to 801	0.71	11	2,790,972.00	7.277	807	253,724.73	79.99
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Non-zero Minimum: 590
Maximum: 813
Non-zero Weighted Average: 697

Original Loan-to-Value Ratios of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Loan-to-Value Ratios of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Less than or equal to 50.00	1.97%	20	$7,767,490.73	6.905%	726	$388,374.54	42.74%
50.01 - 55.00	0.84	5	3,332,122.36	6.531	691	666,424.47	53.13
55.01 - 60.00	1.36	16	5,375,842.04	7.034	686	335,990.13	58.87
60.01 - 65.00	2.81	32	11,070,940.12	6.864	680	345,966.88	63.95
65.01 - 70.00	5.49	75	21,685,522.45	7.148	702	289,140.30	69.30
70.01 - 75.00	11.73	144	46,282,733.50	7.256	697	321,407.87	74.39
75.01 - 80.00	73.25	919	289,093,915.05	7.279	697	314,574.45	79.90
80.01 - 85.00	0.32	4	1,267,570.27	7.115	687	316,892.57	85.00
85.01 - 90.00	1.18	18	4,639,857.33	7.866	673	257,769.85	89.47
90.01 - 95.00	0.85	12	3,335,011.99	8.050	680	277,917.67	94.39
95.01 - 100.00	0.20	3	806,075.82	7.528	690	268,691.94	100.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 26.67%
Maximum: 100.00%
Weighted Average: 77.27%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Combined Loan-to-Value	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Ratios of the Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Less than or equal to 50.00	1.59%	18	$6,286,490.83	6.897%	721	$349,249.49	42.01%
50.01 - 55.00	0.98	6	3,849,999.89	6.696	706	641,666.65	50.15
55.01 - 60.00	1.37	13	5,403,576.30	6.975	688	415,659.72	57.83
60.01 - 65.00	1.80	21	7,122,416.41	6.698	678	339,162.69	63.69
65.01 - 70.00	2.73	37	10,773,836.37	6.897	695	291,184.77	69.24
70.01 - 75.00	3.73	51	14,738,864.59	6.917	696	288,997.34	73.84
75.01 - 80.00	13.48	175	53,192,412.08	7.299	699	303,956.64	78.82
80.01 - 85.00	2.83	28	11,160,770.72	7.209	690	398,598.95	74.93
85.01 - 90.00	17.33	211	68,408,839.02	7.484	685	324,212.51	78.21
90.01 - 95.00	13.57	177	53,535,413.76	7.452	689	302,459.96	80.12
95.01 - 100.00	40.59	511	160,184,461.69	7.194	704	313,472.53	79.72
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 26.67%
Maximum: 100.00%
Weighted Average: 89.91%

Documentation Type of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Documentation Type of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Full	6.01%	96	$23,707,009.39	6.762%	709	$246,948.01	76.59%
Alternate	0.19	4	750,634.06	7.040	661	187,658.52	78.43
Reduced	53.62	641	211,608,851.80	7.240	689	330,123.01	77.52
Lite	0.36	4	1,402,560.00	7.000	742	350,640.00	80.00
Stated/Stated	8.18	98	32,272,805.44	7.546	707	329,314.34	74.55
No Ratio	24.76	294	97,728,938.51	7.205	703	332,411.36	78.06
No Documentation	6.89	111	27,186,282.46	7.643	707	244,921.46	76.12
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Loan Purpose of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Loan Purpose of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Purchase	61.10%	783	$241,124,737.57	7.326%	703	$307,949.86	79.31%
Rate/Term Refinance	11.70	143	46,174,286.18	6.983	689	322,897.11	75.87
Cashout Refinance	27.20	322	107,358,057.91	7.208	685	333,410.12	73.29
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Occupancy Status of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Occupancy Status of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Owner Occupied	71.77%	789	$283,260,649.99	7.118%	689	$359,012.23	77.84%
Second Home	8.25	114	32,547,808.45	7.449	724	285,507.09	76.47
Investor	19.98	345	78,848,623.22	7.661	712	228,546.73	75.57
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Property Type of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Property Type of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
PUD	23.84%	309	$94,098,698.14	7.254%	699	$304,526.53	78.40%
Single Family	53.13	670	209,661,987.10	7.225	691	312,928.34	76.80
Condo (Low Rise)	5.70	96	22,503,773.36	7.293	698	234,414.31	78.37
Condo (High Rise)	1.32	19	5,199,496.56	7.795	720	273,657.71	79.48
Condotel	2.12	23	8,385,326.62	7.482	735	364,579.42	79.09
2-Family	6.08	61	24,013,275.49	7.214	698	393,660.25	78.48
3-Family	3.75	32	14,804,964.22	7.190	710	462,655.13	77.19
4-Family	3.03	30	11,954,910.18	7.498	708	398,497.01	73.25
Cooperative	0.84	4	3,305,000.00	7.122	708	826,250.00	65.07
Townhouse	0.18	4	729,649.99	7.113	751	182,412.50	79.99
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Geographic Distribution of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Geographic Distribution of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
California	36.10%	366	$142,482,175.05	7.094%	687	$389,295.56	76.64%
Florida	12.29	183	48,490,543.37	7.434	701	264,975.65	79.05
Nevada	10.09	147	39,804,404.53	7.201	701	270,778.26	78.72
New York	9.15	68	36,125,124.41	7.212	703	531,251.83	74.06
Arizona	6.36	95	25,084,164.02	7.315	703	264,043.83	77.05
New Jersey	4.50	49	17,778,233.54	7.523	701	362,821.09	77.09
Maryland	3.01	41	11,859,446.58	7.264	687	289,254.79	79.92
Virginia	2.99	40	11,810,242.40	7.125	689	295,256.06	80.22
Colorado	2.08	25	8,202,767.24	7.900	707	328,110.69	78.65
Georgia	1.82	37	7,167,029.60	7.399	709	193,703.50	77.95
Other	11.62	197	45,852,950.92	7.395	709	232,756.10	77.01
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Months to Next Rate Adjustment Date of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Months to Next Rate Adjustment	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Date of the Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0 - 12	0.11%	1	$420,000.00	7.750%	729	$420,000.00	80.00%
13 - 24	2.31	25	9,101,123.52	7.632	676	364,044.94	77.69
25 - 36	1.76	24	6,943,856.14	7.054	700	289,327.34	78.98
37 - 60	89.44	1135	352,988,636.94	7.279	697	311,003.20	77.46
61 - 84	3.12	35	12,322,924.71	6.908	694	352,083.56	73.66
85 - 120	3.26	28	12,880,540.35	6.731	705	460,019.30	74.27
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 2 months
Maximum: 119 months
Weighted Average: 57 months
First Periodic Rate Caps of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
First Periodic Rate Caps of the	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0.751 - 1.000	0.15%	2	$599,854.11	7.333%	727	$299,927.06	79.99%
2.751 - 3.000	3.70	40	14,593,127.70	7.369	682	364,828.19	76.95
4.251 - 4.500	0.08	1	328,000.00	6.500	742	328,000.00	80.00
4.751 - 5.000	83.42	1032	329,209,419.44	7.281	697	319,001.38	77.09
5.751 - 6.000	12.65	173	49,926,680.41	7.044	696	288,593.53	78.49
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 1.000%
Maximum: 6.000%
Weighted Average: 5.046%

Subsequent Periodic Rate Caps of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Subsequent Periodic Rate Caps of	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
the Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0.751 - 1.000	86.44%	1,068	$341,155,506.88	7.285%	697	$319,434.00	77.13%
1.751 - 2.000	13.41	178	52,932,104.59	7.044	694	297,371.37	78.18
2.001 - 2.250	0.04	1	149,470.19	8.750	702	149,470.19	80.00
5.751 - 6.000	0.11	1	420,000.00	7.750	729	420,000.00	80.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 1.000%
Maximum: 6.000%
Weighted Average: 1.140%

Lifetime Rate Caps of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Lifetime Rate Caps of the Mortgage	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
4.751 - 5.000	84.76%	1,043	$334,498,303.21	7.280%	697	$320,707.87	77.08%
5.001 - 5.250	0.05	1	206,739.51	7.625	662	206,739.51	79.81
5.751 - 6.000	14.91	201	58,854,065.82	7.088	694	292,806.30	78.34
6.751 - 7.000	0.17	2	677,973.12	8.294	707	338,986.56	75.87
11.751 - 12.000	0.11	1	420,000.00	7.750	729	420,000.00	80.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 5.000%
Maximum: 12.000%
Weighted Average: 5.160%

Gross Margin of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Gross Margin of the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
2.001 - 2.250	15.48%	196	$61,087,200.10	7.025%	704	$311,669.39	75.15%
2.251 - 2.500	36.84	434	145,390,842.78	6.827	699	335,001.94	76.80
2.501 - 2.750	14.14	175	55,823,604.07	7.421	691	318,992.02	78.37
2.751 - 3.000	6.55	81	25,851,441.28	7.592	684	319,153.60	79.36
3.001 - 3.250	4.76	52	18,790,617.83	7.445	686	361,358.04	79.32
3.251 - 3.500	2.36	25	9,298,283.71	8.103	681	371,931.35	78.90
3.501 - 3.750	1.82	25	7,181,142.58	8.269	685	287,245.70	78.65
3.751 - 4.000	1.19	19	4,696,146.62	8.520	681	247,165.61	80.05
4.001 - 4.250	1.41	16	5,565,670.18	8.909	683	347,854.39	78.48
4.251 - 4.500	0.33	3	1,283,836.84	8.130	672	427,945.61	77.82
4.501 - 4.750	0.25	4	987,563.13	7.900	719	246,890.78	81.21
4.751 - 5.000	14.81	216	58,462,996.27	7.631	702	270,662.02	77.15
5.501 - 5.750	0.03	1	119,700.00	9.025	651	119,700.00	95.00
7.501 - 7.750	0.03	1	118,036.27	8.500	651	118,036.27	80.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 2.250%
Maximum: 7.600%
Weighted Average: 3.023%

Minimum Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Minimum Mortgage Rates of	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
the Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
2.001 - 2.250	14.10%	172	$55,653,393.31	6.958%	704	$323,566.24	74.85%
2.251 - 2.500	37.23	442	146,949,276.03	6.831	699	332,464.43	76.81
2.501 - 2.750	14.20	176	56,039,089.31	7.432	691	318,403.92	78.37
2.751 - 3.000	7.03	89	27,746,407.29	7.613	685	311,757.39	79.27
3.001 - 3.250	4.58	50	18,093,017.83	7.428	686	361,860.36	79.29
3.251 - 3.500	2.56	28	10,086,656.00	8.128	685	360,237.71	78.99
3.501 - 3.750	1.82	25	7,181,142.58	8.269	685	287,245.70	78.65
3.751 - 4.000	1.23	20	4,856,096.62	8.465	680	242,804.83	80.05
4.001 - 4.250	1.41	16	5,565,670.18	8.909	683	347,854.39	78.48
4.251 - 4.500	0.12	1	467,899.99	8.125	625	467,899.99	80.00
4.501 - 4.750	0.25	4	987,563.13	7.900	719	246,890.78	81.21
4.751 - 5.000	14.81	216	58,462,996.27	7.631	702	270,662.02	77.15
5.501 - 5.750	0.17	2	679,636.85	8.386	707	339,818.43	78.52
5.751 - 6.000	0.07	1	273,600.00	6.000	689	273,600.00	80.00
6.751 - 7.000	0.08	1	315,000.00	6.875	727	315,000.00	70.00
7.501 - 7.750	0.03	1	118,036.27	8.500	651	118,036.27	80.00
7.751 - 8.000	0.24	3	953,600.00	7.875	682	317,866.67	80.00
8.251 - 8.500	0.06	1	228,000.00	8.375	700	228,000.00	80.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 2.250%
Maximum: 8.375%
Weighted Average: 3.053%

Maximum Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted
Maximum Mortgage Rates of	Pool By	Number		Weighted	Non-zero		Avg.
the Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
9.501 – 9.750	0.11%	1	$453,436.94	4.750%	796	$453,436.94	79.99%
9.751 - 10.000	0.22	2	864,000.00	5.000	779	432,000.00	58.49
10.251 - 10.500	0.12	1	460,000.00	5.500	754	460,000.00	80.00
10.501 - 10.750	0.47	4	1,840,300.00	5.683	754	460,075.00	61.18
10.751 - 11.000	1.04	14	4,089,812.05	5.976	718	292,129.43	74.01
11.001 - 11.250	3.15	39	12,434,673.47	6.217	705	318,837.78	75.31
11.251 - 11.500	6.84	83	26,996,793.01	6.450	703	325,262.57	75.17
11.501 - 11.750	9.62	113	37,958,606.13	6.698	702	335,916.87	77.06
11.751 - 12.000	16.90	205	66,683,706.44	6.872	696	325,286.37	77.16
12.001 - 12.250	10.41	125	41,067,260.51	7.148	700	328,538.08	76.78
12.251 - 12.500	11.81	160	46,627,257.46	7.231	692	291,420.36	77.79
12.501 - 12.750	10.89	132	42,993,915.78	7.508	695	325,711.48	78.86
12.751 - 13.000	9.18	122	36,217,371.13	7.623	695	296,863.70	75.16
13.001 - 13.250	5.81	73	22,935,047.80	7.959	697	314,178.74	78.72
13.251 - 13.500	6.40	81	25,247,576.10	8.123	694	311,698.47	78.90
13.501 - 13.750	2.29	27	9,025,637.99	8.267	681	334,282.89	79.91
13.751 - 14.000	2.89	40	11,392,194.84	8.711	675	284,804.87	79.53
14.001 - 14.250	0.57	7	2,257,570.60	8.595	648	322,510.09	81.37
14.251 - 14.500	0.53	9	2,093,872.90	8.518	696	232,652.54	80.05
14.501 - 14.750	0.21	4	830,920.49	8.718	663	207,730.12	80.00
15.001 - 15.250	0.17	2	679,636.85	8.386	707	339,818.43	78.52
15.251 - 15.500	0.16	2	637,626.08	9.295	601	318,813.04	88.15
16.001 - 16.250	0.11	1	449,865.09	10.190	709	449,865.09	93.04
19.501 - 19.750	0.11	1	420,000.00	7.750	729	420,000.00	80.00
Total/Weighted Average	100.00%	1,248	$394,657,081.66	7.254%	697	$316,231.64	77.27%

Minimum: 9.750%
Maximum: 19.750%
Weighted Average: 12.414%

ANNEX F
FORWARD LIBOR CURVES

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
07/2007	5.320	5.398	5.476	09/2011	5.619	5.705	5.805
08/2007	5.335	5.406	5.477	10/2011	5.626	5.709	5.811
09/2007	5.352	5.409	5.475	11/2011	5.634	5.716	5.818
10/2007	5.342	5.408	5.472	12/2011	5.639	5.722	5.825
11/2007	5.336	5.409	5.471	01/2012	5.645	5.728	5.831
12/2007	5.341	5.407	5.470	02/2012	5.652	5.733	5.839
01/2008	5.356	5.406	5.470	03/2012	5.656	5.740	5.844
02/2008	5.359	5.399	5.470	04/2012	5.663	5.747	5.848
03/2008	5.351	5.392	5.470	05/2012	5.669	5.753	5.854
04/2008	5.342	5.388	5.470	06/2012	5.674	5.760	5.860
05/2008	5.334	5.385	5.473	07/2012	5.680	5.766	5.865
06/2008	5.329	5.386	5.477	08/2012	5.688	5.774	5.870
07/2008	5.321	5.387	5.483	09/2012	5.695	5.779	5.874
08/2008	5.316	5.392	5.490	10/2012	5.700	5.782	5.878
09/2008	5.322	5.399	5.498	11/2012	5.707	5.787	5.883
10/2008	5.328	5.405	5.508	12/2012	5.712	5.791	5.885
11/2008	5.333	5.413	5.517	01/2013	5.718	5.795	5.888
12/2008	5.340	5.421	5.526	02/2013	5.722	5.798	5.892
01/2009	5.349	5.430	5.537	03/2013	5.723	5.800	5.895
02/2009	5.357	5.440	5.547	04/2013	5.728	5.804	5.899
03/2009	5.364	5.449	5.557	05/2013	5.731	5.807	5.905
04/2009	5.374	5.461	5.567	06/2013	5.733	5.809	5.908
05/2009	5.382	5.470	5.577	07/2013	5.734	5.811	5.913
06/2009	5.392	5.480	5.586	08/2013	5.736	5.816	5.919
07/2009	5.403	5.491	5.596	09/2013	5.739	5.819	5.925
08/2009	5.413	5.502	5.605	10/2013	5.742	5.823	5.932
09/2009	5.424	5.513	5.614	11/2013	5.746	5.830	5.939
10/2009	5.432	5.522	5.624	12/2013	5.750	5.834	5.946
11/2009	5.441	5.530	5.633	01/2014	5.756	5.842	5.954
12/2009	5.454	5.538	5.643	02/2014	5.761	5.849	5.962
01/2010	5.468	5.547	5.652	03/2014	5.766	5.857	5.969
02/2010	5.478	5.553	5.661	04/2014	5.776	5.867	5.975
03/2010	5.481	5.561	5.671	05/2014	5.782	5.876	5.982
04/2010	5.483	5.570	5.679	06/2014	5.790	5.883	5.988
05/2010	5.488	5.579	5.687	07/2014	5.800	5.891	5.993
06/2010	5.500	5.590	5.696	08/2014	5.809	5.899	5.998
07/2010	5.511	5.600	5.706	09/2014	5.816	5.904	6.001
08/2010	5.520	5.610	5.713	10/2014	5.824	5.908	6.006
09/2010	5.530	5.621	5.722	11/2014	5.830	5.913	6.008
10/2010	5.539	5.628	5.730	12/2014	5.835	5.916	6.010
11/2010	5.549	5.636	5.737	01/2015	5.841	5.919	6.014
12/2010	5.559	5.643	5.746	02/2015	5.844	5.920	6.015
01/2011	5.568	5.651	5.752	03/2015	5.845	5.921	6.017
02/2011	5.577	5.657	5.759	04/2015	5.849	5.925	6.021
03/2011	5.582	5.664	5.766	05/2015	5.850	5.925	6.023
04/2011	5.589	5.671	5.772	06/2015	5.850	5.927	6.027
05/2011	5.594	5.677	5.779	07/2015	5.851	5.930	6.031
06/2011	5.600	5.684	5.786	08/2015	5.852	5.932	6.035
07/2011	5.605	5.690	5.792	09/2015	5.855	5.935	6.040
08/2011	5.612	5.697	5.798	10/2015	5.856	5.938	6.047

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
11/2015	5.859	5.943	6.052	01/2020	6.024	6.081	6.128
12/2015	5.863	5.947	6.060	02/2020	6.019	6.067	6.116
01/2016	5.867	5.954	6.065	03/2020	6.012	6.053	6.106
02/2016	5.871	5.959	6.071	04/2020	6.004	6.037	6.098
03/2016	5.876	5.966	6.078	05/2020	5.990	6.019	6.093
04/2016	5.882	5.975	6.082	06/2020	5.975	6.003	6.090
05/2016	5.888	5.981	6.087	07/2020	5.952	5.990	6.094
06/2016	5.896	5.990	6.092	08/2020	5.930	5.980	6.099
07/2016	5.903	5.995	6.095	09/2020	5.914	5.977	6.110
08/2016	5.911	6.001	6.098	10/2020	5.901	5.977	6.126
09/2016	5.919	6.007	6.102	11/2020	5.896	5.984	6.142
10/2016	5.925	6.009	6.103	12/2020	5.895	5.995	6.162
11/2016	5.931	6.011	6.104	01/2021	5.899	6.014	6.183
12/2016	5.934	6.013	6.106	02/2021	5.908	6.034	6.202
01/2017	5.937	6.013	6.107	03/2021	5.920	6.060	6.225
02/2017	5.940	6.013	6.107	04/2021	5.941	6.089	6.240
03/2017	5.939	6.013	6.107	05/2021	5.965	6.115	6.255
04/2017	5.940	6.014	6.108	06/2021	5.997	6.141	6.267
05/2017	5.938	6.014	6.108	07/2021	6.029	6.163	6.276
06/2017	5.937	6.016	6.108	08/2021	6.056	6.180	6.280
07/2017	5.936	6.016	6.107	09/2021	6.081	6.195	6.282
08/2017	5.940	6.018	6.106	10/2021	6.099	6.200	6.280
09/2017	5.942	6.019	6.104	11/2021	6.114	6.203	6.276
10/2017	5.943	6.017	6.102	12/2021	6.124	6.202	6.272
11/2017	5.944	6.017	6.099	01/2022	6.130	6.196	6.264
12/2017	5.944	6.016	6.096	02/2022	6.132	6.187	6.256
01/2018	5.944	6.014	6.093	03/2022	6.125	6.175	6.247
02/2018	5.943	6.011	6.092	04/2022	6.119	6.167	6.239
03/2018	5.940	6.007	6.088	05/2022	6.107	6.156	6.231
04/2018	5.940	6.004	6.086	06/2022	6.091	6.148	6.223
05/2018	5.937	5.998	6.088	07/2022	6.076	6.139	6.216
06/2018	5.933	5.994	6.086	08/2022	6.070	6.133	6.211
07/2018	5.927	5.989	6.088	09/2022	6.064	6.128	6.206
08/2018	5.920	5.989	6.092	10/2022	6.057	6.120	6.199
09/2018	5.914	5.987	6.099	11/2022	6.053	6.115	6.194
10/2018	5.910	5.987	6.106	12/2022	6.045	6.109	6.188
11/2018	5.909	5.993	6.116	01/2023	6.040	6.104	6.183
12/2018	5.909	5.997	6.125	02/2023	6.036	6.098	6.178
01/2019	5.914	6.005	6.135	03/2023	6.028	6.093	6.173
02/2019	5.918	6.016	6.146	04/2023	6.024	6.089	6.170
03/2019	5.922	6.027	6.154	05/2023	6.019	6.084	6.165
04/2019	5.935	6.042	6.162	06/2023	6.015	6.081	6.161
05/2019	5.944	6.057	6.169	07/2023	6.009	6.075	6.157
06/2019	5.956	6.069	6.172	08/2023	6.006	6.071	6.153
07/2019	5.972	6.079	6.174	09/2023	6.000	6.067	6.149
08/2019	5.989	6.090	6.173	10/2023	5.996	6.062	6.145
09/2019	6.002	6.094	6.167	11/2023	5.993	6.059	6.142
10/2019	6.013	6.095	6.160	12/2023	5.987	6.054	6.138
11/2019	6.019	6.093	6.149	01/2024	5.984	6.051	6.135
12/2019	6.022	6.088	6.139	02/2024	5.981	6.047	6.133

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
03/2024	5.976	6.044	6.129	05/2028	5.963	6.040	6.132
04/2024	5.974	6.042	6.126	06/2028	5.964	6.041	6.132
05/2024	5.970	6.039	6.124	07/2028	5.964	6.040	6.131
06/2024	5.967	6.036	6.121	08/2028	5.966	6.040	6.130
07/2024	5.964	6.033	6.118	09/2028	5.965	6.040	6.130
08/2024	5.961	6.032	6.117	10/2028	5.964	6.038	6.129
09/2024	5.959	6.028	6.114	11/2028	5.965	6.038	6.128
10/2024	5.956	6.025	6.112	12/2028	5.963	6.038	6.127
11/2024	5.953	6.024	6.111	01/2029	5.964	6.037	6.126
12/2024	5.951	6.021	6.109	02/2029	5.964	6.036	6.127
01/2025	5.950	6.020	6.108	03/2029	5.961	6.035	6.124
02/2025	5.947	6.017	6.106	04/2029	5.962	6.035	6.123
03/2025	5.944	6.016	6.105	05/2029	5.961	6.034	6.123
04/2025	5.945	6.016	6.105	06/2029	5.960	6.033	6.119
05/2025	5.942	6.014	6.104	07/2029	5.958	6.031	6.118
06/2025	5.941	6.014	6.103	08/2029	5.958	6.032	6.116
07/2025	5.940	6.013	6.103	09/2029	5.956	6.029	6.114
08/2025	5.939	6.012	6.103	10/2029	5.955	6.025	6.112
09/2025	5.938	6.012	6.102	11/2029	5.954	6.026	6.111
10/2025	5.937	6.010	6.104	12/2029	5.952	6.022	6.107
11/2025	5.936	6.010	6.103	01/2030	5.952	6.020	6.105
12/2025	5.935	6.009	6.103	02/2030	5.948	6.017	6.102
01/2026	5.936	6.010	6.105	03/2030	5.945	6.015	6.100
02/2026	5.935	6.010	6.104	04/2030	5.947	6.015	6.097
03/2026	5.934	6.010	6.105	05/2030	5.942	6.011	6.094
04/2026	5.936	6.013	6.106	06/2030	5.940	6.010	6.091
05/2026	5.935	6.012	6.107	07/2030	5.938	6.007	6.088
06/2026	5.936	6.013	6.108	08/2030	5.936	6.005	6.086
07/2026	5.937	6.015	6.111	09/2030	5.933	6.001	6.082
08/2026	5.937	6.016	6.111	10/2030	5.931	5.997	6.078
09/2026	5.939	6.017	6.113	11/2030	5.928	5.994	6.075
10/2026	5.939	6.017	6.115	12/2030	5.924	5.991	6.071
11/2026	5.940	6.019	6.116	01/2031	5.923	5.988	6.068
12/2026	5.942	6.020	6.118	02/2031	5.919	5.984	6.063
01/2027	5.943	6.022	6.120	03/2031	5.914	5.980	6.060
02/2027	5.945	6.024	6.121	04/2031	5.913	5.978	6.056
03/2027	5.945	6.026	6.125	05/2031	5.908	5.974	6.052
04/2027	5.948	6.029	6.125	06/2031	5.906	5.971	6.048
05/2027	5.950	6.030	6.126	07/2031	5.902	5.966	6.044
06/2027	5.954	6.032	6.127	08/2031	5.898	5.962	6.039
07/2027	5.954	6.033	6.128	09/2031	5.895	5.958	6.034
08/2027	5.956	6.035	6.129	10/2031	5.891	5.953	6.030
09/2027	5.958	6.037	6.131	11/2031	5.886	5.949	6.025
10/2027	5.958	6.036	6.131	12/2031	5.882	5.944	6.021
11/2027	5.959	6.037	6.131	01/2032	5.879	5.941	6.017
12/2027	5.960	6.037	6.132	02/2032	5.874	5.935	6.012
01/2028	5.961	6.039	6.132	03/2032	5.868	5.930	6.009
02/2028	5.964	6.039	6.132	04/2032	5.865	5.927	6.004
03/2028	5.962	6.039	6.132	05/2032	5.860	5.922	5.999
04/2028	5.963	6.040	6.132	06/2032	5.856	5.918	5.995

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
07/2032	5.850	5.913	5.990	09/2036	5.731	5.799	5.882
08/2032	5.847	5.910	5.987	10/2036	5.730	5.797	5.882
09/2032	5.843	5.908	5.983	11/2036	5.729	5.797	5.881
10/2032	5.839	5.902	5.979	12/2036	5.728	5.796	5.880
11/2032	5.835	5.898	5.976	01/2037	5.728	5.796	5.881
12/2032	5.832	5.894	5.973	02/2037	5.727	5.795	5.879
01/2033	5.828	5.891	5.969	03/2037	5.725	5.795	5.879
02/2033	5.826	5.887	5.965	04/2037	5.727	5.796	5.878
03/2033	5.819	5.883	5.962	05/2037	5.726	5.795	5.878
04/2033	5.817	5.881	5.959	06/2037	5.726	5.795	5.877
05/2033	5.814	5.878	5.956
06/2033	5.811	5.876	5.952
07/2033	5.807	5.871	5.949
08/2033	5.804	5.869	5.946
09/2033	5.801	5.866	5.944
10/2033	5.798	5.862	5.940
11/2033	5.796	5.859	5.938
12/2033	5.792	5.856	5.935
01/2034	5.789	5.853	5.932
02/2034	5.787	5.850	5.930
03/2034	5.782	5.847	5.927
04/2034	5.781	5.846	5.925
05/2034	5.778	5.843	5.922
06/2034	5.776	5.842	5.921
07/2034	5.773	5.838	5.918
08/2034	5.772	5.836	5.916
09/2034	5.768	5.834	5.913
10/2034	5.766	5.830	5.911
11/2034	5.764	5.829	5.909
12/2034	5.761	5.827	5.907
01/2035	5.760	5.825	5.905
02/2035	5.758	5.822	5.905
03/2035	5.754	5.820	5.902
04/2035	5.754	5.820	5.901
05/2035	5.752	5.818	5.900
06/2035	5.750	5.816	5.897
07/2035	5.748	5.814	5.896
08/2035	5.747	5.815	5.896
09/2035	5.745	5.812	5.893
10/2035	5.743	5.810	5.892
11/2035	5.742	5.810	5.891
12/2035	5.740	5.807	5.890
01/2036	5.741	5.806	5.889
02/2036	5.738	5.804	5.888
03/2036	5.736	5.803	5.887
04/2036	5.736	5.803	5.885
05/2036	5.734	5.802	5.885
06/2036	5.733	5.801	5.884
07/2036	5.733	5.800	5.883
08/2036	5.731	5.800	5.883

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:
Matthew Perkins Senior Managing Director, Banking	(212) 272-7977	mperkins@bear.com

Sally Kawana Managing Director, Banking	(212) 272-3509	skawana@bear.com

Derek Schaible Associate Director, Structuring	(212) 272-5451	dschaible@bear.com

Andrew Wernick Vice-President, Structuring	(212) 272-5451	awernick@bear.com

Gregory Rakovsky Analyst, Collateral	(212) 272-7239	grakovsky@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:
Paul Van Lingen Senior Managing Director, Trading	(212) 272-6375	pvanlingen@bear.com

Carol Fuller Senior Managing Director, Syndicate	(212) 272-4955	cfuller@bear.com

Jayme Fagas Managing Director, Syndicate	(212) 272-4955	jfagas@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Moody’s Rishi Salwan	(212) 553-1314	rishi.salwan@moodys.com

Standard and Poor’s Amy Samuels	(212) 438-2874	amy_samuels@sandp.com